Exhibit 10.28

AMENDMENT TO THE E.L.F. BEAUTY, INC.

2014 PHANTOM EQUITY PLAN

September 5, 2016

This Amendment (this “Amendment”) to the e.l.f. Beauty, Inc. (f/k/a J.A. Cosmetics Holdings, Inc.) 2014 Phantom Equity Plan (the “Plan”) is effective as of the date first set forth above, such amendment having been approved by the Board of Directors of e.l.f. Beauty, Inc. (the “Company”) pursuant to Section 8(b) of the Plan. The Plan is hereby amended as follows:

1.	The following will replace Section 4(c) of the Plan in its entirety as follows:

“(c) Settlement of Phantom Shares. Notwithstanding anything in the Plan or any Phantom Shares Award Agreement to the contrary, on, or as soon as administratively practicable following, the vesting of any Phantom Shares, the Company shall settle the Phantom Shares so vesting by making a payment in the form of either (i) cash denominated in RMB or (ii) shares of Company common stock, as determined by the Company, in its sole discretion. The amount of any such payment shall be calculated in good faith by the Committee. In the event of the payment in cash denominated in RMB, such payment shall be made by J.A. Cosmetics Trading (Shanghai) Co., Ltd., less any applicable taxes and other withholdings, by check or wire transfer of immediately available funds or through normal payroll processing within sixty (60) days of the date any payment is owed. In the event of the payment in shares of Company common stock, such Company common stock shall be issued subject to the satisfaction of any applicable taxes and other withholdings in such form as the Company shall determine is necessary or appropriate and the completion of any regulatory filings or approvals the Company shall determine is necessary or appropriate. All payments under the Plan are final, and no Participant will have the right to challenge or otherwise to object to the Committee’s calculation of any payment hereunder.”

2.	Except as provided in this Amendment, the Plan shall remain in full force and effect.

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The undersigned, being the duly elected and acting Secretary of the Company, hereby certifies that the foregoing amendment was duly approved and adopted by the Board of Directors of the Company, effective as of the date first referenced above.

By:	/s/ Scott K. Milsten
Scott K. Milsten Corporate Secretary

(Signature Page to Plan Amendment)